EXHIBIT 10.11

                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement (the "Agreement") is effective beginning as of October 4, 2004 ("Effective Date"), by and between Sunset Holdings International, Ltd., a Delaware corporation ("Holdings"), and Sunset Brands, Inc., a Nevada corporation formerly known as Cascade Sled Dog Adventures, Inc. ("Sunset"),with reference to the following facts:

                                    RECITALS
                                    --------

         A. Prior to the Effective Date, Holdings and Sunset Brands California, Inc., a Nevada corporation formerly known as Sunset Brands, Inc. ("Old Sunset"), had an arrangement pursuant to which Holdings provided Old Sunset with certain administrative services, office space and the services of certain of personnel of Holdings, all of which was used by Old Sunset in connection with its business.

         B. Effective October 4, 2004, Old Sunset completed a merger with a wholly-owned subsidiary of Sunset and, as a result of that merger, Old Sunset became a wholly-owned subsidiary of Sunset (the "Merger").

         C. Following the Merger, Sunset desires to assure the continued services of Holdings and its personnel pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, Sunset hereby contracts with Holdings to obtain the management and support services described herein and Holdings agrees to provide such services on the terms and conditions set forth in this Agreement.

         1.       PERSONNEL SERVICES.

                  (a) SERVICES OF EXECUTIVE PERSONNEL. Holdings agrees to provide Sunset with the services of the following personnel (collectively, the "Personnel"): (i) Todd Sanders ("Sanders"), who shall serve as Chairman and Chief Executive Officer of Sunset, and in such capacity shall provide the services typically associated with the title of Chairman and Chief Executive Officer of a public company, (ii) Steve Radusch ("Radusch"), who shall serve as Chief Financial Officer of Sunset, and in such capacity shall provide the services typically associated with the title of Chief Financial Officer of a public company, (iii) and Saif Mansour ("Mansour"), who shall serve as Vice President, Corporate Development of the operating subsidiaries of Sunset, and in such capacity shall provide the services typically associated with the title of Vice President, Corporate Development of a public company or its subsidiaries, and (iv) such secretarial and other office support personnel as Sunset and Holdings shall mutually agree (the "Support Personnel") but which shall include, at a minimum, (1) one receptionist/switchboard operator, and (2) one executive assistant, secretary or other such person providing similar services. Sanders, Radusch and Mansour are sometimes collectively referred to herein as the "Executive Personnel."

                  (b) EMPLOYEES OF HOLDINGS. Each of the Personnel shall be employees of Holdings and shall report to Holdings; provided, however, at the request of Sunset, such Personnel shall make periodic reports to Sunset, its officers, directors or other third parties designated by Sunset in their capacity as agents of Holdings.

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                  (c)      ADDITIONAL BENEFITS. In addition to any compensation
received by Personnel as employees of Holdings, during the term of this Agreement and subject to the approval of specific grants by the Board of Directors of Sunset and compliance with the terms of particular plans, each of the Executive Personnel and such other Personnel as Sunset may determine, shall be entitled to participate in equity compensation plans maintained for officers, employees and/or consultants of Sunset but shall not be entitled to participate in any insurance or other benefit plans maintained by Sunset for its officers or employees.

         2.       COMPENSATION FOR SERVICES.

                  (a) MONTHLY FEE. Subject to the provisions of Section 2(b) below, as compensation for providing the Personnel and the Office Overhead (as defined below) (collectively, the "Services"), Sunset shall pay Holdings a gross monthly fee of $43,333 (the "Monthly Fee"), which, unless otherwise agreed by Sunset and Holdings, shall be payable monthly in advance on the first day of each month during the Term (and any extension or renewal thereof). In addition to the Monthly Fee, during the Term Sunset shall pay or reimburse Holdings for
(i) the direct costs of providing medical and dental insurance to the Executive Personnel, (ii) one-half of the salaries and related employment taxes paid by Sunset with respect to the Support Personnel, and (iii) one-half of the direct costs of providing medical and dental insurance to the Support Personnel. At the request of Sunset, Holdings shall provide documentation reasonably supporting Holdings' determination of the costs of such insurance. Holdings shall be required to pay any payroll taxes and withholdings required under applicable law with respect to the Personnel providing services to Sunset pursuant to this Agreement.

                  (b) REDUCTION OF MONTHLY FEE IN THE EVENT OF TERMINATION OF EXECUTIVE PERSONNEL. Notwithstanding anything to the contrary set forth in
Section 2(a) above, in the event that any of the Executive Personnel are (i) terminated or resign as employees of Holdings, (ii) cease providing services to Sunset or its direct or indirect subsidiaries, or (iii) are required to be terminated as providers of Services for "Cause" in accordance with the provisions of Section 6(d) below, then the Monthly Fee shall be reduced by the amounts set forth in Schedule A effective on the first day of the month following the months of such resignation or termination of services. Such reduction shall continue unless and until Holdings and Sunset agree upon a replacement for the terminated Executive Personnel.

                  (c) EXPENSE REIMBURSEMENT. Sunset shall reimburse Holdings or, to the extent applicable, the Executive Personnel, for all out of pocket travel, entertainment and other business expenses incurred by them in connection with the provision of Services to Sunset (which reimbursement shall not include Office Space or Office Overhead expenses). Any such expense reimbursement shall be subject to the same reasonable and customary expense reimbursement policies and procedures established by Sunset for its employees.

         3. METHOD OF PROVIDING SERVICES. Holdings and Sunset will cooperate in planning the scope and timing of the Services to be provided by Holdings under this Agreement. It is expected that the Executive Personnel shall perform such duties and exercise powers related thereto as may from time be assigned to them by Holdings at the request of Sunset. Each of the Executive Personnel agree to duly and diligently perform all duties assigned to them by Holdings relating to Sunset. Each of the Personnel and Holdings shall be bound by and faithfully observe and abide by all rules and regulations of Sunset which are brought to the attention of such

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Personnel or Holdings or of which they reasonably should be aware. It is expected that each of the Executive Personnel shall devote substantially all of his working time, attention, skill and energies to providing Services to Sunset; provided, however, that it is expressly understood and agreed that (i) Radusch may continue to serve as an officer of another public company in the process of liquidating, and (ii) both Mansour and Sanders may continue to provide services to Holdings with respect to business opportunities that are unrelated to the business of Sunset so long as such activities do not materially interfere with the ability of Holdings to provide the Services contemplated by this Agreement.

         4. OFFICE SPACE AND ADMINISTRATIVE SUPPORT. During the term of this Agreement, Holdings shall provide Sunset with office space sufficient for Sunset to maintain its corporate offices (the "Office Space"). The Office Space shall be located at the premises currently occupied by Holdings at 10990 Wilshire Boulevard, Suite 1220, Los Angeles, California 90024 or such other location mutually acceptable to Holdings and Sunset. In addition, Holdings will provide furniture, telephone usage, customary business liability insurance coverage relating to the office (but excluding errors or omission, product liability and other such insurance relating to the operation of Sunset's business), computer equipment, copier service and other normal office equipment, supplies and overhead (collectively, the "Office Overhead"). As consideration for the expenses incurred by Holdings in providing and maintaining the Office Space and Office Overhead, Sunset shall pay to Holdings $12,500 per month, each payment due and payable in advance on the first business day of each calendar month and pro rated for any period during the Term of this Agreement (as hereafter defined) of less than a calendar month based on the actual number of days elapsed. Sunset understands and acknowledges that during the Term of this Agreement, Holdings shall continue to maintain its corporate offices in the Office Space. Holdings and Sunset will cooperate in order to minimize any interference caused by Holdings and Sunset sharing the Office Space and Holdings providing the Office Overhead; provided, however if such interference is unavoidable, Holdings will apportion, in its sole discretion, the available Office Space and Office Overhead in a fair and reasonable manner.

         5. INSURANCE. During the Term and subject to any applicable insurance policy limits, Holdings and all of the Personnel shall be entitled to indemnification and the benefits of any officer, director or employee errors and omissions insurance coverage on the same terms generally provided to officers, directors agents or employees of Sunset as in effect immediately prior to the Effective Date. Nothing in this Agreement shall be deemed to limit any indemnification rights that any Personnel may have under the charter documents of Sunset or its subsidiaries or under applicable law or under the terms of any indemnification agreement, if any, between Sunset and the Personnel in question.

         6.       TERM AND TERMINATION.

                  (a) TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and terminate on the first anniversary of the Effective Date; provided, however, that the term of this Agreement shall automatically renew for successive one (1) year terms unless either party delivers written notice to the other of its desire to terminate the Agreement at least thirty (30) days prior expiration of the then-effective Term.

                  (b) TERMINATION. Either party may terminate this Agreement at any time upon 30 days written notice. In the event Sunset terminates this Agreement without Cause (as hereafter defined) prior to the expiration of the Term (or any renewal of the Term), Holdings


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shall be entitled to receive on the date of termination the compensation due and payable to Holdings for the remainder of the then-effective Term. This Agreement shall terminate immediately, in the event that either party files a petition in voluntary bankruptcy or an assignment for the benefit of creditors, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of creditors or debtors, except for the filing of a petition in involuntary bankruptcy against either party which is dismissed within 30 days thereafter.

                  (c) CAUSE DEFINED. As used herein, the term "Cause" shall mean (i) Holdings' material breach of this Agreement or failure or refusal to render services to Sunset in accordance with this Agreement, provided that if Holdings' breach, failure or refusal is capable of remedy, Cause shall exist if Holdings fails to cure such breach, failure or refusal within a reasonable period of time not to exceed thirty (30) business days or if such breach, failure or refusal is timely cured, Holdings repeats such breach, failure or refusal; (ii) negligence in the performance of Holdings' duties which results in or could reasonably be expected to harm or prejudice Sunset in any material respect, (iii) the commission by Holdings or any of the Executive Personnel of an act of fraud or embezzlement against Sunset or any subsidiaries thereof, or the commission by Holdings or any of the Executive Personnel of any other bad faith action which can be reasonably anticipated to injure Sunset; (iv) an act of moral turpitude by any of the Executive Personnel; or (vi) any of the Executive Personnel having been convicted of, or pleading nolo contendere to, a felony (other than traffic offenses which do not bring any of the Executive Personnel or Sunset into disgrace or disrepute).

                  (d) TERMINATION OF EXECUTIVE PERSONNEL. Upon 30 days prior written notice, Sunset may require that Holdings terminate the Services of any Executive Personnel; provided, however, such termination shall not have any effect on the employment by Holdings of the Executive Personnel in question. In the event that such termination is required by Sunset for "Cause", as such term is defined in this subsection (d), the Monthly Fee shall be reduced in accordance with the provisions of Section 2(b) of this Agreement. In the event that such termination is required by Sunset without "Cause" then no reduction in the Monthly Fee shall apply. Solely for purposes of this subsection (d), the term "Cause" shall mean (i) a material breach by the Executive Personnel in question of his duties to Sunset (or its direct or indirect subsidiaries) or his failure or refusal to render services to Sunset as contemplated by this Agreement, provided that if the breach, failure or refusal is capable of remedy, Cause shall exist if the Executive Personnel fails to cure such breach, failure or refusal within a reasonable period of time not to exceed thirty (30) business days or if such breach, failure or refusal is timely cured, the Executive Personnel in question repeats such breach, failure or refusal; (ii) negligence in the performance of the Executive Personnel's duties which results in or could reasonably be expected to harm or prejudice Sunset in any material respect,
(iii) the commission by the Executive Personnel of an act of fraud or embezzlement against Sunset or any subsidiaries thereof, or the commission by the Executive Personnel of any other bad faith action which can be reasonably anticipated to injure Sunset; (iv) an act of moral turpitude by the Executive Personnel; or (vi) the Executive Personnel having been convicted of, or pleading nolo contendere to, a felony (other than traffic offenses which do not bring the Executive Personnel or Sunset into disgrace or disrepute).

         7.       NON-COMPETITION AND NON-SOLICITATION.




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                  (a)      NON-COMPETITION.

                           (i)      In the event this Agreement is terminated
(for any reason, including the expiration of its Term) Holdings and each of the Executive Personnel agree, for a period of 18 months (the "Restricted Period") not to, without the prior written consent of Sunset, for whatever reason, own, manage, control, operate, invest or acquire an interest in, become employed by, interested in, associated with, or otherwise engaged in, or act on behalf of any trade or business that is in "Competition" (as defined below) with the business conducted by Sunset (directly or through its direct or indirect subsidiaries) in the United States.

                           (ii)     The trades, businesses or activities that
are or would be in "Competition" with the business of Sunset include, but are not limited to: (1) the direct or indirect ownership of or other participation in the design, manufacture, sale or distribution of low-carbohydrate, natural or health-oriented food and beverage products; (2) employment or other engagement in a management or consulting position that includes responsibility for oversight of the design, manufacture, sale or distribution of low-carbohydrate, natural or health-oriented food and beverage products.

                           (iii)    Nothing in the preceding Sections 7(a) or
(b) shall be construed to preclude any of Holdings or the Executive Personnel from being employed by a competitor of Sunset in a position not involving any direct or indirect services by Holdings or the Executive Personnel by, for or on behalf of any division, unit or enterprise which is engaged in competitive activities with the business of Sunset. Without limiting the generality of the foregoing, for the avoidance of doubt, the parties agree that Sections 7(a), (b) and (c) preclude Holdings or the Executive Personnel, during the Restricted Period, from participating in the design, production, sale, licensing or distribution of products or product distribution systems that are competitive with the business of Sunset.

                           (iv)     It is specifically agreed and understood
that because of the nature of the business, the duration and geographic scope of the covenants set forth in this Section 7(a) (the "Restrictive Covenants") are reasonable. However, in furtherance of the provisions of this Section 7(a) and subsections hereunder, the Parties agree that in the event a court should decline to enforce all of the Restrictive Covenants, or any part thereof, the other Restrictive Covenants and the remainder of any of the Restrictive Covenants so impaired shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants or any parts thereof are unenforceable because of the duration or scope thereof, such court shall have the power to reduce the duration or scope, as the case may be and such Restrictive Covenants shall then be enforceable in their reduced form.

                  (b)      NONSOLICITATION.

                           (i)      During the Restricted Period, neither
Holdings nor the Executive Personnel will, directly or indirectly (a) employ or retain, or arrange to have any other person or entity recruit, solicit, employ or retain, any person who was employed or retained by Sunset or its direct or indirect subsidiaries as an employee, consultant or agent at any time during the Term; or (b) influence or attempt to influence any such person to terminate or modify his/her employment arrangement or other relationship with Sunset or any of its direct or indirect


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subsidiaries.

                           (ii)     During the Restricted Period, neither
Holdings nor the Executive Personnel will advertise or otherwise promote any business (or any corporation, firm or enterprise carrying on business) in Competition with Sunset.

                           (iii)    During the Restricted Period, neither
Holdings nor the Executive Personnel will, directly or indirectly, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Sunset.

         8.       INDEPENDENCE.

                  (a) PERSONNEL ARE EMPLOYEES OF HOLDINGS. All of the Personnel, and any other employees and representatives of Holdings providing the Services to Sunset under this Agreement, will be deemed for purposes of all compensation and employee benefits to be employees of Holdings and not employees of Sunset; provided, however, that it is expected that the Executive Personnel will serve as officers and/or directors of Sunset and/or its direct or indirect subsidiaries. In performing the Services, the Personnel will be under the direction, control and supervision of Holdings (not of Sunset) and, subject to the rights of Sunset to request that specific Personnel not provide the Services, Holdings will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

                  (b) SERVICE AS OFFICERS OR DIRECTORS. Notwithstanding anything to the contrary contained in this Agreement, it is expected that the Executive Personnel will serve as officers and/or directors of Sunset and/or its direct or indirect subsidiaries. To the extent any Executive Personnel serve as
(i) an officer of Sunset or its direct or indirect subsidiaries, then such Executive Personnel shall, in such capacities, serve at the discretion of, and shall answer to, the Board of Directors of the applicable companies and shall have such duties to Sunset and its affiliates as may be required by the applicable Board of Directors and/or under applicable charter documents and applicable law, and/or (ii) a director of Sunset or its direct or indirect subsidiaries, then such Executive Personnel shall, in such capacities, serve at the discretion of the shareholders of the applicable companies and shall have such duties thereto as required under applicable charter documents and applicable law.

         9. CONFIDENTIALITY. Each party hereto agrees to hold, and to use its commercially reasonable efforts to cause its employees and representatives to hold, in confidence all confidential information concerning the other parties furnished to or obtained by such party after the Effective Date in the course of providing Services under this Agreement, in a manner consistent with such party's standard policies with respect to the preservation and disclosure of confidential information concerning such party.

         10.      MISCELLANEOUS

                  (a) ASSIGNMENT. Neither party may assign this Agreement except with the prior written consent of the other party.




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                  (b)      GOVERNING LAW. This Agreement is intended to be
performed in and governed by the laws of the State of California.

                  (c) SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

                  (d) ARBITRATION. Any disputes arising between the parties with respect to this Agreement shall be resolved through binding arbitration to be held in Los Angeles County, California in accordance with the Rules of the American Arbitration Association and applicable law. Such arbitration shall be binding and final and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have no right, power or jurisdiction to award an Applicant any punitive or exemplary damages of any kind. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY ARE AGREEING TO THIS ARBITRATION PROVISION AND ARE WAIVING ALL RIGHTS TO A TRIAL BY JURY. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys' fees and costs.

                  (e) HEADINGS. Headings or captions of paragraphs and sections of this Agreement are for reference only and are not to be construed in any way as a part of this Agreement.

                  (f) NOTICES. All notices under this Agreement will be in writing and shall be deemed to have been given if personally delivered, transmitted by facsimile (with mechanical confirmation of transmission), or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties' addresses set forth below:

                           To Holdings:     Sunset Holdings International Ltd.
                                            10990 Wilshire Boulevard
                                            Suite 1220
                                            Los Angeles, CA  90024
                                            Attention: Todd Sanders

                           To Sunset:       Sunset Brands, Inc.
                                            10990 Wilshire Boulevard
                                            Suite 1220
                                            Los Angeles, CA  90024
                                            Attention: President and Chairman of
                                                       the Board

Notices shall be deemed effective on the third day following deposit in the mail or on the day of transmission or delivery if given by facsimile or by hand.

                  (g) MODIFICATION. There are no other agreements or understandings, written or oral, between the parties regarding the subject matter of this Agreement. This Agreement shall not be modified or amended, except by a written document executed by both parties and specifically referring to this Agreement.

                  (h) WAIVER. Any waiver of any terms and conditions in this Agreement must be in writing and signed by the parties. No delay or omission by either party to




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exercise any right or remedy under this Agreement shall be construed to be either acquiescence or the waiver of the ability to exercise any right or remedy in the future. A waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions.

                  (i) AUTHORITY. Each party represents and warrants it has the capacity to enter into and bind itself to this Agreement and has taken all corporate or other compliance actions necessary to do so.

                  (j) EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement delivered by facsimile or electronic form shall have the same force and effect as originals.

                  (k) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

                  (l) EMPLOYMENT AGREEMENT OF TODD SANDERS. Todd Sanders hereby acknowledges and agrees that his Employment Agreement, dated December 3, 2003, has been terminated and that no severance or other payments are owed to him by Sunset or its affiliates thereunder.
































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         IN WITNESS WHEREOF, the duly authorized agents of each of the parties have duly executed this Agreement effective as of the day and year first above written.


                    SUNSET HOLDINGS INTERNATIONAL, LTD.


                    By: /s/ TODD SANDERS
                       ------------------------------------------
                        Todd Sanders, President


                    SUNSET BRANDS, INC.


                    By: /s/ STEPHEN RADUSCH
                       ------------------------------------------
                        Stephen Radusch, Chief Financial Officer


AGREED TO AND ACCEPTED IN ITS ENTIRETY:


/s/ TODD SANDERS
-------------------------------
Todd Sanders

/s/ SAIF MANSOUR
-------------------------------
Saif Mansour

/s/ STEPHEN RADUSCH
-------------------------------
Stephen Radusch
























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                                   SCHEDULE A

   REDUCTION OF MONTHLY FEE IN THE EVENT OF TERMINATION OF EXECUTIVE PERSONNEL

Name                                Reduction in Monthly Fee on Termination

Todd Sanders                        $16,667

Saif Mansour                        $ 5,833

Stephen Radusch                     $ 8,333
















































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